SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

                     Date of Report:  October 1, 1998
                      (Date of earliest event reported)

                                PAYCHEX, INC.
      (Exact name of registrant as specified in its charter)

        DELAWARE               0-11330                   16-1124166
(State of incorporation)     (Commission               (IRS Employer
                             File Number)           Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK            14625-0397
(Address of principal executive offices)                 (Zip Code)

                                (716)385-6666
            (Registrant's telephone number, including area code)



ITEM 5.  OTHER EVENTS
The registrant's press release dated October 1, 1998, is attached.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PAYCHEX, INC.

Date:     October 2, 1998               /s/ B. Thomas Golisano
                                        -----------------------
                                        B. Thomas Golisano
                                        Chairman, President and
                                        Chief Executive Officer

Date:     October 2, 1998               /s/ John M. Morphy
                                        -----------------------
                                        John M. Morphy
                                        Vice President, Chief
                                        Financial Officer and
                                        Secretary

FOR IMMEDIATE RELEASE

            John M. Morphy, Chief Financial Officer
            Paychex, Inc.       716-385-6666
	          or
            Jan Shuler
            Paychex, Inc.       716-383-3406
            Access Paychex, Inc. News Releases on the WORLD WIDE WEB http://www.prnewswire.com

            PAYCHEX ANNOUNCES 50% INCREASE IN QUARTERLY DIVIDEND


     ROCHESTER, N.Y., October 1, 1998 - The Board of Directors of Paychex, Inc. (NASDAQ-PAYX) has declared a 50% increase in the company's quarterly dividend from $.06 per share to $.09 per share payable November 16, 1998 to shareholders of record November 2, 1998.

     Tom Golisano, Chairman and Chief Executive Officer, commented that the dividend increase is a result of continued earnings gains, confidence in the future and our strong cash position.

     The Company also announced the retirement of Edmund S. Russo, Vice President, Operations, effective January 31, 1999. Mr. Russo joined Paychex on January 19, 1987, having been a vice president with Bank of America. He served as Regional Manager and Vice President, Western Operations until September 6, 1994, when he was named to his current position. He was voted an officer of the Company at the same time.

     During June of 1998, in anticipation of Ed Russo's retirement and in recognition of the growth of Branch Operations, Paychex created two Area Vice President positions, Donald Mersch Area Vice President - Western Operations and Vincent Tarquin Area Vice President - Eastern Operations. Mr. Tarquin will also oversee Corporate Operations functions. In combination, Messers Mersch and Tarquin have over 25 years experience with Paychex, having risen through the ranks from Branch Manager to their current positions. The Area Vice Presidents will report directly to the CEO.

     Paychex, Inc. is a national provider of payroll processing, human resource and benefits outsourcing solutions for small to medium-sized businesses. The company is a leading U.S. payroll processor with a comprehensive product offering including payroll tax returns, direct deposit and other payroll services. The human resource and benefits outsourcing services include a professional employer organization ("PEO"), 401(k) recordkeeping, section 125 cafeteria plans and employee handbooks.

     Paychex Inc. was founded in 1971. Headquartered in Rochester, New York, the company has over 100 locations and serves more than 300,000 clients nationwide.